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                                                                     Exhibit 5.1



                                January 13, 1998



Patriot American Hospitality, Inc.
Wyndham International, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

Ladies and Gentleman:

     We are familiar with the proceedings taken by Patriot American Hospitality, Inc. ("REIT"), a Delaware corporation, and Wyndham International, Inc. ("WII"), a Delaware corporation (collectively REIT and WII, are hereinafter referred to as the "Companies"), with respect to 300,000 shares of Common Stock, par value $.01 per share, of each of REIT and WII, which shares are paired and trade as a single unit ("Paired Shares") offered and sold pursuant to the Patriot American Hospitality/Wyndham International Employee Savings & Retirement Plan (the "Plan")(such Paired Shares, the "Plan Shares"). As counsel for the Companies, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Companies with the Securities and Exchange Commission (the "Commission") to effect the registration of the Plan Shares, under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with rendering this opinion, we have examined the REIT Amended and Restated Certificate of Incorporation, the WII Amended and Restated Certificate of Incorporation, the REIT Amended and Restated Bylaws, the WII Amended and Restated Bylaws, such records of the corporate proceedings of the Companies as we deemed material, the Registration Statement, the Plan (the "Plan"), and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that when the Plan Shares have been issued and paid for in accordance with the terms of the Plan and Registration Statement, the Plan Shares will be legally issued, fully paid and nonassessable Paired Shares.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

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     This opinion is intended solely for your use in connection with the filing of the Regisration Statement and may not be reproduced or relied upon by any other person for any purpose without the express written consent of the undersigned.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act of 1933, as amended and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ GOODWIN, PROCTER & HOAR  LLP